UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2024

F.N.B. CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania

(State or other jurisdiction

of incorporation)

001-31940	25-1255406
(Commission File Number)	(IRS Employer Identification No.)

626 Washington Place Pittsburgh, Pennsylvania	15219
(Address of Principal Executive Offices)	(Zip Code)

866-362-4603

(Registrant’s telephone number, including area code)

12 Federal Street, One North Shore Center

Pittsburgh, Pennsylvania 15212

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on which Registered
Common Stock, par value $0.01 per share	FNB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry in Material Definitive Agreement

On December 4, 2024, F.N.B. Corporation (the “Corporation”) entered into an underwriting agreement (the “Underwriting Agreement”) by and among the Corporation, as issuer, and Morgan Stanley & Co. LLC and BofA Securities, Inc., as representatives of the several underwriters named in Schedule I to the Underwriting Agreement, with respect to an offering of $500,000,000 aggregate principal amount of the Corporation’s 5.722% Fixed Rate/Floating Rate Senior Notes due 2030 (the “Notes”). The offering of the Notes was made pursuant to the Corporation’s shelf registration statement on Form S-3 (File No. 333-281868).

The Underwriting Agreement contains various representations, warranties and agreements by the Corporation, indemnification rights and obligations of the parties and termination and other customary provisions.

The Corporation expects the offering of the Notes to close on December 11, 2024, subject to customary closing conditions.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

1.1	Underwriting Agreement, dated December 4, 2024, by and among the Corporation, as issuer and Morgan Stanley & Co. LLC and BofA Securities, Inc., as representatives of the underwriters named therein.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F.N.B. CORPORATION
(Registrant)

By:	/s/ James G. Orie
James G. Orie,
Chief Legal Officer

Date: December 5, 2024